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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 12, 2001


                                RSA Security Inc.
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               (Exact name of registrant as specified in charter)


        Delaware                      000-25120                  04-2916506
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 (State or other juris-              (Commission                (IRS Employer
diction of incorporation)            File Number)            Identification No.)


36 Crosby Drive, Bedford, Massachusetts                         01730
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:  (781) 301-5000


                                       N/A
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          (Former name or former address, if changed since last report)


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Item 5. OTHER EVENTS.

     On July 12, 2001, RSA Security Inc. (the "Company") issued a press release reporting its financial results for the quarter ended June 30, 2001 and providing guidance on its revenue and net income for the three months ending September 30, 2001 and December 31, 2001 and the year ending December 31, 2002. The Company also announced that it has reduced staffing by 8% and has been cutting discretionary program spending to realign its cost structure to fit its revenue expectations and that it expects to take a restructuring charge of approximately $3 to $5 million in the quarter ending September 30, 2001 to cover employee severance and other costs.

     The full text of the Company's press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits

Exhibit No.         Description
-----------         -----------

  99.1 Press release, dated July 12, 2001, announcing the financial results of RSA Security Inc. for the quarter ended June 30, 2001.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2001                      RSA SECURITY INC.
                                         -----------------
                                         (Registrant)


                                         By: /s/ John F. Kennedy
                                             -----------------------------------
                                             John F. Kennedy
                                             Senior Vice President, Finance and
                                             Operations, and Chief Financial
                                             Officer


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                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

  99.1 Press release, dated July 12, 2001, announcing the financial results of RSA Security Inc. for the quarter ended June 30, 2001.